Exhibit 99.1

Ideal Power Reports Second Quarter 2016 Financial Results

Management to Host Conference Call at 4:30 p.m. ET

AUSTIN, TX – August 11, 2016 -- Ideal Power Inc. (NASDAQ: IPWR), a developer of innovative power conversion technologies, reported results for the three and six months ended June 30, 2016.

Key Second Quarter 2016 and Subsequent Highlights:

•	Introduced new SunDial™ solar photovoltaic (PV) string inverter – Recognized as a Top 20 Energy Storage Disruptor by PV-Tech.

•	Signed first licensing agreement for SunDial™ with a Fortune Global 500 Company.

•	Alliance partner Sonnen launched a commercial system offering utilizing Ideal Power’s 30kW products.

•	30kW Grid-Resilient Multi-Port Power Conversion System (PCS) approved by Hawaiian Electric Company for the customer grid-supply and self-supply distributed resource programs.

•	Successfully tested Bi-Directional Bi-Polar Junction TRANsistor (B-TRAN™) silicon dies with semiconductor fabricator.

•	Completed state-of-the-art microgrid project with Aquion Energy utilizing their AHI™ batteries with Ideal Power's Grid-Resilient 30kW Multi-Port PCS.

•	Order backlog of $4.7 million at June 30, 2016.

•	Strengthened patent estate; currently have 55 issued patents, including 19 issued patents for B-TRAN™ and over 100 patent applications pending.

"While revenues were impacted during the first half of the year by delays in California’s Self Generation Incentive Program (SGIP), several recent developments in the energy storage market from an integrator and funding perspective give us confidence that growth will resume in the second half of 2016,” stated Dan Brdar, Chairman and CEO. “More specifically, our leading market for stand-alone storage, California, resolved the delay with incentive funding under the state’s SGIP. This now enables approximately $70 million of new energy storage projects submitted in February 2016 to proceed; many of which we expect will incorporate our power conversion systems.”

Continued Mr. Brdar: “During the second quarter, we introduced our new SunDial™ solar PV string inverter, the first commercial PV string inverter with an optional third port for the direct integration of solar and storage during installation or any time in the future. The SunDial™ will enable us to diversify our revenue base as it is targeting the mature $6.9 billion solar inverter market, offering a storage option that we believe is unique in that market. Subsequent to the SunDial™ release in May, we signed our first licensing agreement for our PPSA-based technology with a Fortune Global 500 company for this product.

“We are also pleased that both of our semiconductor fabricators are on track to have prototype B-TRAN™ devices later this year. Successful testing of silicon dies with one of our semiconductor fabricators in April validated key characteristics of the semiconductor power switch and we look forward to entering the well-established, $17 billion-dollar power semiconductor market. We believe the B-TRAN™ may be able to address a significant portion of this market.”

Second Quarter 2016 Financial Results

•	Q2 2016 product revenue totaled $0.3 million versus $1.2 million in Q2 2015.

•	Q2 2016 gross margins were 7.2% compared to 11.9% gross margins in Q2 2015 and 0.4% gross margins in Q1 2016. Quarter over quarter margins improved 682 basis points, despite lower revenue, as Q1 2016 margins were negatively impacted by the late 2015 introduction and initial small volume build of our 125 kW PCS.

•	Q2 2016 net loss was $2.5 million compared to Q2 2015 net loss of $2.3 million on a modest decline in gross profit. Operating expenses remained relatively stable, increasing 2.3% versus Q2 2015.

•	Q2 2016 research and development expenses increased 9% to $1.2 million versus $1.1 million in Q2 2015. Due entirely to the timing of development activities and related spending, research and development expenses were lower as compared to the previous three quarters.

•	Cash and cash equivalents totaled $9.6 million as of June 30, 2016 with no long-term debt outstanding.

"Second quarter revenue was impacted by the SGIP delays in California, but we are encouraged by the recent resolution and believe SGIP funding will drive revenue growth later this year and beyond,” said Tim Burns, Chief Financial Officer. “We also anticipate initial revenues from our SunDial™ product to contribute in the fourth quarter of 2016, with licensing revenues starting in 2017.”

Conference Call Details

Ideal Power CEO Dan Brdar and CFO Tim Burns will host the conference call followed by a question and answer period.

To access the call, please use the following information:

Date:	Thursday, August 11, 2016
Time:	4:30 p.m. ET, 1:30 p.m. PT
Toll-free dial-in number:	1-888-504-7963
International dial-in number:	1-719-325-2244
Conference ID:	7465681

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=120332 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time through September 11, 2016.

Toll-free replay number:	1-877-870-5176
International replay number:	1-858-384-5517
Replay ID:	7465681

About Ideal Power Inc.

Ideal Power Inc. (NASDAQ: IPWR) is a technology company dedicated to advancing the efficiency of electric power conversion. The company has developed a novel, patented power conversion technology called Power Packet Switching Architecture™ (“PPSA”). PPSA improves the size, cost, efficiency, flexibility and reliability of electronic power converters. PPSA can scale across several large and growing markets, including solar PV, variable frequency drives, battery energy storage, mobile power and microgrids, and electric vehicle charging. The Company is also developing and has patented a Bi-Directional, Bi-Polar Junction TRANsistor (“B-TRAN™”) which has the potential to dramatically increase bi-directional power switching efficiency and power density. Ideal Power employs a capital-efficient business model which enables the company to address several product development projects and markets simultaneously. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include (i) our statement that several recent developments in the energy storage market from an integrator and funding perspective give us confidence that growth will resume in the second half of 2016; (ii) our statement that we expect many of the energy storage projects submitted in February 2016 SGIP process to incorporate our products; and (iii) our statements concerning our potential entry into the power semiconductor market with our B-TRAN™ product currently under development and that the B-TRAN™ may be able to address a significant portion of this market. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, the timing and impact of regulatory developments affecting the markets for our products, our inability to predict with precision or certainty the pace of development and commercialization of our advanced technologies, the uncertainty of whether the demand for energy storage products will grow at a pace consistent with our expectations and whether demand for our products, which we believe are disruptive, will develop and whether we can compete successfully with other manufacturers and suppliers of power conversion products, both now and in the future, as new products are developed and marketed. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Media Contact:
Mercom Communications
Wendy Prabhu
1.512.215.4452
idealpower@mercomcapital.com

Investor Relations Contact:
MZ North America
Matt Hayden
1.949.491.8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.

Balance Sheets

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$9,551,852	$15,022,286
Accounts receivable, net	411,138	872,874
Inventories, net	1,263,069	648,009
Prepayments and other current assets	235,928	296,355
Total current assets	11,461,987	16,839,524

Property and equipment, net	1,066,567	925,899
Intangible assets, net	1,851,947	1,466,811
Other assets	17,920	17,920
Total Assets	$14,398,421	$19,250,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,104,342	$1,338,828
Accrued expenses	831,955	1,240,093
Total current liabilities	1,936,297	2,578,921

Long-term liabilities	261,853	-
Total liabilities	2,198,150	2,578,921

Commitments

Stockholders’ equity:
Common stock, $0.001 par value; 50,000,000 shares authorized; 9,557,747 and 9,549,544 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	9,558	9,550
Additional paid-in capital	51,556,268	50,757,414
Treasury stock	(2,657)	(2,657)
Accumulated deficit	(39,362,898)	(34,093,074)
Total stockholders’ equity	12,200,271	16,671,233
Total Liabilities and Stockholders’ Equity	$14,398,421	$19,250,154

IDEAL POWER INC.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Product revenue	$322,116	$1,199,037	$818,760	$2,397,028
Cost of product revenue	298,937	1,056,138	793,691	2,075,639
Gross profit	23,179	142,899	25,069	321,389

Operating expenses:
Research and development	1,203,179	1,100,348	2,683,164	2,092,580
General and administrative	881,659	968,364	1,801,990	1,879,141
Sales and marketing	412,433	371,228	824,963	844,180
Total operating expenses	2,497,271	2,439,940	5,310,117	4,815,901

Loss from operations	(2,474,092)	(2,297,041)	(5,285,048)	(4,494,512)

Interest income, net	6,615	4,651	15,224	9,124

Net loss	$(2,467,477)	$(2,292,390)	$(5,269,824)	$(4,485,388)

Net loss per share – basic and fully diluted	$(0.26)	$(0.28)	$(0.55)	$(0.59)

Weighted average number of shares outstanding – basic and fully diluted	9,547,747	8,103,475	9,546,864	7,582,362

IDEAL POWER INC.

Statements of Cash Flows

(unaudited)

	Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(5,269,824)	$(4,485,388)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for doubtful accounts	15,475	54,791
Write-down of inventory	12,590	(6,430)
Depreciation and amortization	184,279	80,940
Write-off of capitalized patents	48,773	103,289
Write-off of capitalized software	-	45,641
Write-off of fixed assets	1,215	-
Stock-based compensation	763,326	666,434
Fair value of warrants issued for services	-	50,940
Decrease (increase) in operating assets:
Accounts receivable	446,261	(365,734)
Inventories	(627,650)	(423,740)
Prepayments and other current assets	60,427	(22,763)
Increase (decrease) in operating liabilities:
Accounts payable	(234,486)	713,177
Accrued expenses	(405,761)	107,912
Net cash used in operating activities	(5,005,375)	(3,480,931)

Cash flows from investing activities:
Purchase of property and equipment	(297,095)	(343,208)
Acquisition of intangible assets	(203,500)	(195,378)
Net cash used in investing activities	(500,595)	(538,586)

Cash flows from financing activities:
Net proceeds from issuance of common stock	-	15,924,405
Exercise of options and warrants	35,536	148,892
Net cash provided by financing activities	35,536	16,073,297

Net increase (decrease) in cash and cash equivalents	(5,470,434)	12,053,780
Cash and cash equivalents at beginning of period	15,022,286	7,912,011
Cash and cash equivalents at end of period	$9,551,852	$19,965,791